Exhibit 99.1

Ocwen Financial Corporation®

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:
Stephen Swett or Brad Cohen
T: (203) 682-8200
E: shareholderrelations@ocwen.com
or
Michael R. Bourque, Jr.
Executive Vice President & Chief Financial Officer
T: (203) 682-8200
E: Michael.Bourque@Ocwen.com

OCWEN FINANCIAL ANNOUNCES OPERATING RESULTS FOR

SECOND QUARTER 2014

•              Income from operations up 22% to $207.6 million

•              Over $200 million returned to shareholders through buybacks since April 1, 2014

Atlanta, GA – (July 31, 2014) Ocwen Financial Corporation, (NYSE:OCN), a leading financial services holding company, today reported Net income of $67.0 million, or $0.48 per share, for the second quarter of 2014 compared to Net income of $76.7 million, or $0.53 per share, for the second quarter of 2013. Ocwen generated revenue of $553.1 million, up 2% compared to the second quarter of 2013. Income from operations grew by 22% to $207.6 million for the second quarter of 2014 as compared to $170.0 million for the second quarter of 2013.

Net income for the six months ended June 30, 2014 was $142.8 million, or $1.02 per share, as compared to $121.9 million, or $0.84 per share, for the same period in 2013. Revenue in the first half of 2014 increased 16% from the first half of 2013 to a total of $1.1 billion.

Pre-tax earnings on a GAAP basis for the second quarter of 2014 were $77.2 million, a 12% decrease as compared to the second quarter of 2013. Ocwen’s normalized pre-tax earnings for the second quarter of 2014 were $110.2 million, a 7% decrease from the first quarter of 2014-a). Normalized pretax earnings were impacted by a 2% increase in operating expenses and higher interest expense resulting from Ocwen’s recent debt issuances.

During the second quarter of 2014, Ocwen incurred a total of $33.0 million in normalized expenses, including $19.3 million in MSR-related fair value adjustments, $8.3 million of on-going integration and technology-related expenses and $5.4 million of compensation expense associated with the surrender of stock options in the quarter.

“Our normalized pretax earnings were lower in the quarter as a result of significant compliance and regulatory-related costs and higher interest expense,” commented Bill Erbey, Ocwen’s Executive Chairman. “However, I am pleased to report that income in our Lending businesses improved over last quarter.  Our Forward Lending business was up 26% over the first quarter of 2014 driven by better expense performance, and our Reverse Lending business delivered a pretax GAAP loss of only $(2) million, a $5 million improvement over the first quarter of 2014, driven primarily by higher margins. We continue to believe that the loans originated by our Reverse Lending business during the past two quarters will generate significant future profits as homeowners utilize their available credit lines.”

Mr. Erbey continued, “We are excited to see an increase in modification offers in the second quarter as well as July after a decline in March. This can be a leading indicator of strong Servicing results in the future. Our transition-related expenses continue to decrease as we make progress integrating our ResCap acquisition. On the other hand, we continue to add significant compliance and regulatory-related costs that more than offset our integration savings in the quarter.”

(a-	1Q’14 normalization adjusted to reflect inclusion of $5.1
MSR-related fair value impact.

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Ocwen Financial Corporation

Second Quarter 2014 Results

July 31, 2014

“Additionally, in the quarter we repurchased over 2.6 million shares of common stock. From April 1st through July 28th, Ocwen has returned over $200 million to shareholders through a combination of repurchases under our $500 million share purchase program and repurchases of common stock issued as a result of the conversion of our Series A convertible preferred stock.”

“Finally, in the area of new business, we expect to begin investing in residential mortgage backed securities where Ocwen is the servicer in the third quarter of 2014. We also are actively working on launching a second new business platform about which we expect to provide more details in the coming quarters.”

Second Quarter 2014 Business Highlights

•	On May 12, 2014, Ocwen completed the issuance and sale of $350.0 million of 6.625% Senior Notes due 2019 in a private offering. The company received net proceeds of $343.8 million after deducting underwriting fees and offering expenses. The notes are general senior unsecured obligations and will mature on May 15, 2019.
•	Completed 27,468 loan modifications with HAMP modifications accounting for 42% of the total. Modifications that included some principal reduction accounted for 50% of total modifications.
•	The constant pre-payment rate (“CPR”) increased from 11.2% in the first quarter of 2014 to 12.9% in the second quarter of 2014 driven by higher total debt payoffs, REO sales and amortization. In the second quarter of 2014, prime CPR was 14.4%, and non-prime CPR was 11.3%.
•	Delinquencies declined from 13.8% at March 31, 2014 to 12.9% at June 30, 2014.
•	Deferred servicing fees (“DSF”) related to delinquent borrower payments amounted to $561.8 million at the end of the quarter. Ocwen does not recognize DSF as revenue until collected, and it does not accrue DSF on its balance sheet.
•	Originated forward and reverse mortgage loans with UPB of $1.2 billion and $145 million, respectively.
•	Lending operations delivered $7.1 million of pre-tax profit, up substantially from the first quarter of 2014.
•	Ocwen completed the repurchase of 2,603,334 shares of its common stock for a total outlay of $92.3 million.

Subsequent Events and Updates

•	On July 14, 2014, holders of our Series A convertible preferred stock elected to convert the remaining 62,000 shares into 1,950,296 shares of common stock. On the same date, Ocwen repurchased all 1,950,296 converted shares of common stock for $72.3 million.
•	In July 2014, Ocwen completed the repurchase of an additional 1,213,407 common shares for $43.9 million.

“Although many other servicers continue to focus their efforts on foreclosures and short sales which displace families from their homes and communities, we continue to strive to reduce delinquencies and loan losses by keeping more families in their homes through sensible repayment and loan modification plans,” said Ron Faris, President and CEO. “As reported in the most recent Making Home Affordable Program Performance Report through May 2014, Ocwen has completed 279,834 HAMP first lien modifications, more than any other servicer. We have completed 63,422 HAMP principal reduction modifications, more than the next three highest competitors combined. Even more impressive is the fact that for homeowners who were not accepted for HAMP or who were disqualified from HAMP, Ocwen has the lowest foreclosure rate and the highest alternative modification and repayment plan rate. In other words, a family who has its home loan serviced by Ocwen has a significantly better chance of remaining in their home than if their loan is serviced by other large servicers. As third party studies have confirmed, Ocwen’s superior results in helping consumers avoid foreclosure through sustainable loan modifications also result in improved cash flow, lower delinquency rates and lower expected losses for loan investors. We have always been a strong supporter of the Making Home Affordable Program, and we are extremely proud that twenty percent of all active first lien HAMP modifications are serviced by Ocwen, a rate 33% greater than the next highest servicer.”

“We continue to work closely with national and local non-profit consumer advocacy groups to better serve our customers, neighborhoods and communities.  We recently held our fifth annual Housing Advocacy and Policy Forum which brought together senior leaders from housing advocacy and policy groups, the mortgage industry and several federal government agencies.   We have also officially established our Community Advisory Council to collaboratively further our shared goal of continuing to keep more families in their homes.”

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Ocwen Financial Corporation

Second Quarter 2014 Results

July 31, 2014

 “Our ability to continue to lower delinquencies, lower losses and keep families in their homes, benefits all stakeholders including our shareholders, lenders, loan investors and consumers.”

About Ocwen Financial Corporation

Ocwen Financial Corporation is a financial services holding company which, through its subsidiaries, is engaged in the servicing and origination of mortgage loans. Ocwen is headquartered in Atlanta, Georgia, and has additional offices and operations in the District of Columbia, California, Florida, Iowa, New Jersey, Pennsylvania, Texas, the United States Virgin Islands, India, the Philippines and Uruguay. Utilizing proprietary technology, global infrastructure and world-class training and processes, we provide solutions that help homeowners and make our clients’ loans worth more. Additional information is available at www.Ocwen.com.

Webcast and Conference call

The Company will host a webcast and conference call on Thursday, July 31, 2014, at 11 a.m. Eastern Time to discuss its financial results for the second quarter of 2014.

The conference call will be webcast live over the internet from the Company’s website at www.Ocwen.com, click on the “Shareholder Relations” section.  A replay of the conference call will be available via the website approximately two hours after the conclusion of the call and will remain available for approximately 30 days.

Forward Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Forward-looking statements and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially.

Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the following: uncertainty related to legislation, regulations, regulatory agency actions, government programs and policies, industry initiatives and evolving best servicing practices; uncertainty related to claims, litigation and investigations brought by government agencies and private parties regarding our servicing, foreclosure, modification and other practices; the characteristics of our servicing portfolio, including prepayment speeds along with delinquency and advance rates; our ability to grow and adapt our business, including the availability of new loan servicing and other accretive business opportunities; uncertainty related to acquisitions, including our ability to close acquisitions and to integrate the systems, procedures and personnel of acquired assets and businesses; our ability to effectively manage our regulatory and contractual compliance obligations; the adequacy of our financial resources, including our sources of liquidity and ability to fund and recover advances, repay borrowings and comply with debt covenants; uncertainty related to general economic and market conditions, delinquency rates, home prices and disposition timelines on foreclosed properties; as well as other risks detailed in Ocwen’s reports and filings with the Securities and Exchange Commission (SEC), including its annual report on Form 10-K for the year ended December 31, 2013 and its quarterly report on Form 10-Q for the quarter ended March 31, 2014. No assurances can be given as to the amount of shares that Ocwen may repurchase pursuant to its share repurchase program or otherwise in any given period. Ocwen may use SEC Rule 10b5-1 plans in connection with its share repurchase program. Anyone wishing to understand Ocwen’s business should review its SEC filings. Ocwen’s forward-looking statements speak only as of the date they are made and, except for our ongoing obligations under the U.S. federal securities laws, we undertake no obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise. Ocwen may post information that is important to investors on its website.

Non-GAAP Financial Measures

This news release contains certain non-GAAP financial measures, such as our references to “normalized pre-tax earnings.” We believe these non-GAAP financial measures may provide additional meaningful comparisons between current results and results in prior periods. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Ocwen’s reported results under accounting principles generally accepted in the United States. Other companies may use non-GAAP financial measures with the same or similar titles that are calculated differently to our non-GAAP financial measures. As a result, comparability may be limited. Further information regarding these measures may be found on Ocwen’s website.

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Ocwen Financial Corporation

Second Quarter 2014 Results

July 31, 2014

Residential Servicing Statistics (Dollars in thousands)

	At or for the three months ended
	June 30, 2014		March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
Total unpaid principal balance of loans and REO serviced	$435,119,848		$449,570,596	$464,651,332	$434,819,426	$436,255,383

Non-performing loans and REO serviced as a % of total UPB (1)	12.9%		13.8%	14.5%	14.6%	14.4%

Prepayment speed (average CPR)(2)	12.9	%(3)	11.2%	13.1%	15.8%	20.8%

(1)	Performing loans include those loans that are less than 90 days past due and those loans for which borrowers are making scheduled payments under loan modification, forbearance or bankruptcy plans. We consider all other loans to be non-performing.
(2)	Constant Prepayment Rate for the prior three months.
(3)	Includes average CPR of 14.4% for prime loans and 11.3% for non-prime loans.

Segment Results (Dollars in thousands) (UNAUDITED)

	Three Months		Six Months
For the Periods Ended June 30,	2014	2013	2014	2013
Servicing
Revenue	$520,480	$509,880	$1,041,302	$885,570
Operating expenses	298,101	282,651	606,033	494,262
Income from operations	222,379	227,229	435,269	391,308
Other expense, net	(130,851)	(89,509)	(249,861)	(206,069)
Income before income taxes	$91,528	$137,720	$185,408	$185,239

Lending
Revenue	$31,166	$33,735	$59,933	$47,643
Operating expenses	27,164	28,941	58,629	40,041
Income from operations	4,002	4,794	1,304	7,602
Other income, net	3,051	5,327	6,328	7,545
Income before income taxes	$7,053	$10,121	$7,632	$15,147

Corporate Items and Other
Revenue	$1,467	$1,241	$3,180	$17,954
Operating expenses	20,237	63,248	30,075	84,216
Loss from operations	(18,770)	(62,007)	(26,895)	(66,262)
Other income (expense), net	(2,634)	1,676	(8)	4,721
Loss before income taxes	$(21,404)	$(60,331)	$(26,903)	$(61,541)

Corporate Eliminations
Revenue	$(39)	$(44)	$(80)	$(89)
Operating expenses	(39)	(44)	(80)	(89)
Loss from operations	—	—	—	—
Other income, net	—	—	—	—
Income (loss) before income taxes	$—	$—	$—	$—

Consolidated income before income taxes	$77,177	$87,510	$166,137	$138,845
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Ocwen Financial Corporation

Second Quarter 2014 Results

July 31, 2014

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in thousands, except share data) (UNAUDITED)

	Three Months		Six Months
For the Periods Ended June 30,	2014	2013	2014	2013
Revenue
Servicing and subservicing fees	$491,673	$482,632	$982,132	$850,125
Gain on loans held for sale, net	38,836	36,478	82,823	44,650
Other revenues	22,565	25,702	39,380	56,303
Total revenue	553,074	544,812	1,104,335	951,078

Operating expenses
Compensation and benefits	110,602	117,999	216,239	212,625
Amortization of mortgage servicing rights	63,198	70,369	125,292	118,252
Servicing and origination	35,787	31,888	79,734	55,504
Technology and communications	39,997	33,877	76,973	63,889
Professional services	30,643	66,652	52,041	80,138
Occupancy and equipment	25,756	25,596	57,807	43,845
Other operating expenses	39,480	28,415	86,571	44,177
Total operating expenses	345,463	374,796	694,657	618,430

Income from operations	207,611	170,016	409,678	332,648

Other income (expense)
Interest expense	(136,207)	(99,868)	(258,823)	(193,284)
Gain (loss) on debt redemption	356	3,192	2,609	(13,838)
Other, net	5,417	14,170	12,673	13,319
Other expense, net	(130,434)	(82,506)	(243,541)	(193,803)

Income before income taxes	77,177	87,510	166,137	138,845
Income tax expense	10,165	10,789	23,294	16,977
Net income	67,012	76,721	142,843	121,868
Net income attributable to non-controlling interests	(57)	—	(42)	—
Net income attributable to Ocwen stockholders	66,955	76,721	142,801	121,868
Preferred stock dividends	(582)	(1,519)	(1,163)	(3,004)
Deemed dividend related to beneficial conversion feature of preferred stock	(415)	(1,086)	(831)	(2,172)
Net income attributable to Ocwen common stockholders	$65,958	$74,116	$140,807	$116,692

Earnings per share attributable to Ocwen common stockholders
Basic	$0.49	$0.55	$1.05	$0.86
Diluted	$0.48	$0.53	$1.02	$0.84

Weighted average common shares outstanding
Basic	134,221,668	135,690,264	134,724,905	135,664,242
Diluted	137,705,793	144,721,047	138,423,012	139,591,958
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Ocwen Financial Corporation

Second Quarter 2014 Results

July 31, 2014

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (Dollars in thousands, except share data) (UNAUDITED)

	June 30, 2014	December 31, 2013
Assets
Cash	$259,471	$178,512
Mortgage servicing rights ($104,220 and $116,029 carried at fair value)	2,001,720	2,069,381
Advances	945,809	890,832
Match funded advances	2,517,577	2,552,383
Loans held for sale ($410,335 and $503,753 carried at fair value)	501,843	566,660
Loans held for investment - reverse mortgages, at fair value	1,107,626	618,018
Goodwill	420,201	420,201
Receivables, net	239,748	152,516
Deferred tax assets, net	97,907	116,558
Premises and equipment, net	47,990	53,786
Other assets	224,086	309,143
Total assets	$8,363,978	$7,927,990

Liabilities, Mezzanine Equity and Equity Liabilities
Match funded liabilities	$2,072,517	$2,364,814
Financing liabilities ($1,033,712 and $615,576 carried at fair value)	1,863,576	1,284,229
Other secured borrowings	1,685,746	1,777,669
Senior unsecured notes	350,000	—
Other liabilities	474,984	644,595
Total liabilities	6,446,823	6,071,307
Mezzanine Equity
Series A Perpetual Convertible Preferred stock, $01 par value; 200,000 shares authorized; 62,000 shares issued and outstanding at June 30, 2014 and December 31, 2013, respectively; redemption value $62,000 plus accrued and unpaid dividends	61,192	60,361

Equity
Ocwen Financial Corporation (Ocwen) stockholders’ equity
Common stock, $.01 par value; 200,000,000 shares authorized; 132,771,321 and 135,176,271 shares issued and outstanding at June 30, 2014 and December 31, 2013, respectively	1,328	1,352
Additional paid-in capital	733,737	818,427
Retained earnings	1,127,501	986,694
Accumulated other comprehensive loss, net of income taxes	(9,171)	(10,151)
Total Ocwen stockholders’ equity	1,853,395	1,796,322
Non-controlling interest in subsidiaries	2,568	—
Total equity	1,855,963	1,796,322
Total liabilities, mezzanine equity and equity	$8,363,978	$7,927,990
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Ocwen Financial Corporation

Second Quarter 2014 Results

July 31, 2014

Normalized Pre-Tax Income Summary (Dollars in Millions)	Three Months Ended
	March 31, 2014	June 30, 2014	June 30, 2013
GAAP Income before income taxes	$89.0	$77.2	$87.5
Transition and transaction related expenses	23.4	8.0	26.5
Legal/Settlement expense	1.6	—	52.8
Sold operations	—	—	(0.9)
Other	—	5.4	—
Funding related expenses	—	0.3	—
MSR-Related Fair Value Change	5.1	19.3	(12.6)
Normalized income before income taxes	$119.1	$110.2	$153.3
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